Exhibit 10.4

AGREEMENT, CONSENT AND WAIVER

THIS AGREEMENT, CONSENT AND WAIVER (the “Agreement”) is entered into as of June 23, 2011, by and among Media Technologies, Inc., a Nevada corporation (“MDTC”) and Maynerva E. Escalante and Ranulfo Lograsa (individually a “Shareholder” and collectively the “Shareholders”).

Premises

A.

Whereas, Shareholder are the holders of record of 21,000,000 shares of common stock represented by MDTC as follows:

Shareholder	Shares	Certificate
Maynerva E. Escalante	3,500,000	1118
Maynerva E. Escalante	7,000,000	1134
Ranulfo Lograsa	3,500,000	1119
Ranulfo Lograsa	7,000,000	1137

B.

Whereas, on June 14, 2011, MDTC entered into an Agreement and Plan of Merger (the “Merger Agreement”) with OWL Acquisition Inc.(“Merger Sub”), Our World Live, Inc. (“OWL”) and The MDW and GRW 2000 Irrevocable Trust (the “Major Stockholder”) of OWL, under which OWL would merge with and into the Merger Sub with the Merger Sub continuing as the surviving corporation and as a wholly owned subsidiary of MDTC (the “Merger”)

C.

Whereas, as a condition precedent to, and in conjunction with the aforementioned Merger, the Shareholders have each agreed to cancel and return to MDTC 8,000,000 shares of common stock owned of record by the Shareholders.

Agreement

NOW, THEREFORE, upon the foregoing premises, which are incorporated herein by reference, it is hereby agreed as follows:

1.

Agreement, Consent and Waiver by Each Shareholder.  Each Shareholder hereby agrees, consents and waives as follows:

(a)

The undersigned Shareholders hereby each agree and consent to the cancellation of 8,000,000 shares of common stock of MDTC (i.e a total of 16,000,000).  As a result of said cancellation, the Shareholders will own of record post-cancellation the following shares of MDTC:

Shareholder	Shares
Maynerva E. Escalante	2,500,000
Ranulfo Lograsa	2,500,000

(b)

Contemporaneous with the Effective Time of the Merger as defined in the Merger Agreement, the Shareholders shall deliver to Action Stock Transfer (the “Transfer Agent”), the MDTC common stock certificates set forth above, representing 16,000,000 shares of common stock, along with a copy of this Agreement and an executed instruction letter to the Transfer Agent in the form and content as attached hereto as Exhibit A, authorizing and instructing the Transfer Agent to effectuate the cancellation of shares as set forth herein, with the balance of said shares not subject to this agreement and cancellation returned in certificate form to the Shareholders.

(c)

If any Shareholder fails to make the deliveries set forth in Section 1(b) above, each Shareholder hereby authorizes MDTC and the Transfer Agent without any further action or consent of such Shareholder, to place an irrevocable stop transfer on all shares of common stock owned and held of record by such Shareholder.

(d)

Each Shareholder hereby waives any right, interest or claim in and to, said shares being cancelled under this Agreement

2.

Representations, Warranties, Covenants and Acknowledgements of Shareholders.

(a)

Each Shareholder acknowledges that such Shareholder is aware that MDTC has entered into the Merger Agreement.

(b)

Each Shareholder acknowledges that such Shareholder is not relying upon any person, firm or corporation in making his decision to cancel his shares in MDTC and that his decision to do so is for the benefit of the investors and shareholder of MDTC.

(c)

Each Shareholder further acknowledges and represents that he understands that the shares of common stock of MDTC could appreciate in value considerably in the near term or otherwise in the future, that shares of MDTC being cancelled could have a value greater than the current value, and notwithstanding such possibility Each Shareholder desires to enter into this Agreement and cancel said shares.  Except for the shares of MDTC which each Shareholder will retain as set forth in Section 1(a) above, each Shareholder hereby releases MDTC and waives any claims or actions with regard to the shares being cancelled pursuant to this Agreement.

(d)

Each Shareholder represents and warrants that the Shares to be cancelled hereunder are owned by such Shareholder free and clear of all liens, claims, security interests and encumbrances of any nature whatsoever.

(a)

Each Shareholder represents and warrants that other than the shares of common stock of MDTC held of record by such Shareholder as set forth in Recital A, above, each Shareholder does not own, directly or indirectly, of record or beneficially, any other shares of common stock of MDTC, or any options, warrants or other rights to acquire any additional shares of MDTC.

(f)

Each Shareholder represents and warrants that he has the capacity to enter into this Agreement to consummate the cancellation of such shares of MDTC, and to comply with the terms, conditions and provisions of this Agreement.

(g)

Each Shareholder represents and warrants this Agreement constitutes the valid and binding obligations of each Shareholder, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles related to or limiting creditors’ rights generally and by the availability of equitable remedies and defenses.

(h)

Neither the execution of this Agreement by the Shareholder or the consummation of the cancellation of the shares (a) will result in the breach of any term or provision of, constitute a default under, or accelerate or change the performance otherwise required under, any agreement (including any loan agreement or promissory note), indenture, instrument, order, law or regulation to which the Shareholder is a party or by which the Shareholder is bound or (b) require the approval, consent, waiver, authorization or act of, or the making by such Shareholder of, any declaration, filing or registration with, any third party or any governmental authority.

(i)

Each Shareholder agrees that no officer, director, shareholder, agent, or employee of MDTC, shall be liable to the Shareholder for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the cancellation of the shares by such Shareholder.

(j)

Each Shareholder acknowledges that he or she is freely and voluntarily entering into and executing this Agreement after having been advised to seek separate independent counsel of such Shareholder’s choice for advice regarding this Agreement and any other legal rights pertaining to this Agreement.  Each Shareholder has either been apprised of all relevant information and legal rights by legal counsel of his own choice, or has voluntarily chosen not to seek separate independent counsel for advice regarding this Agreement.  In executing this Agreement each Shareholder does not rely on any inducements, promises, or representations made by the MDTC, any officer, director, shareholder, agent, attorney or representative of MDTC or any other party or person.

3.

MDTC’s Representations, Warranties and Acknowledgements.

(a)

MDTC represents and warrants that MDTC has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions to comply with the terms, conditions and provisions of this Agreement.

(b)

The execution, delivery and performance of this Agreement and all other agreements, documents and instruments contemplated by this Agreement to which MDTC is a party and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action of such entity.

4.

Notices.  Any notice, demand, request, or other communication permitted or required under this Consent and Agreement shall be in writing and shall be deemed to have been given as of the date so delivered, if personally served; as of the date so sent, if transmitted by facsimile and receipt is confirmed by the facsimile operator of the recipient; as of the date so sent, if sent by electronic mail and receipt is acknowledged by the recipient; one day after the date so sent, if delivered by overnight courier service; or three days after the date so mailed, if mailed by certified mail, return receipt requested, addressed as follows:

If to MDTC, addressed to:

MEDIA TECHNOLOGIES, INC.

Attn: Bryant D. Cragun

1393 North Bennett Circle

Farmington, Utah 84025

If to the Shareholders, addressed as follows:

Maynerva E. Escalante

Block 4, Denver St NHA Mulogan, El Calvador

Mismis Oriental, Philippines 9017

Ranulfo Lograsa

Consular St. Fort Bonafacio Taguig

Metro Manila, Philippines 1630

Each party, by notice duly given in accordance herewith, may specify a different address for the giving of any notice hereunder.

5.

Further Assurances.  Each of the Parties to this Agreement agrees to perform such further acts and to execute and deliver any and all further documents that may reasonably be necessary or desirable to effectuate the purpose of this Agreement.

6.

Governing Law.  This Consent and Agreement shall be governed by and construed under and in accordance with the laws of the State of Nevada without giving effect to any choice or conflict of law provision or rule (whether of the state of Nevada or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the state of Nevada.

7.

Waiver of Jury Trial.  The Parties hereto hereby voluntarily and irrevocably waives trial by jury in any Proceeding brought in connection with this Agreement, any of the related agreements and documents, or any of the transactions contemplated hereby or thereby. For purposes of this Agreement, “Proceeding” includes any threatened, pending, or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing, or any other actual, threatened, or completed proceeding, whether brought by or in the right of any party or otherwise and whether civil, criminal, administrative, or investigative, in which a Party was, is, or will be involved as a party or otherwise.

8.

Counterparts; Facsimile Signatures.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same agreement.  Facsimile signatures shall be sufficient for execution of this Agreement.

***Signature Page Follows***

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

MEDIA TECHNOLOGIES, INC.

/s/ Bryant D. Cragun
By: Bryant D. Cragun
Its: President and CEO

SHAREHOLDERS

/s/ Maynerva E. Escalante
Maynerva E. Escalante

/s/ Ranulfo Lograsa
Ranulfo Lograsa